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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996

                                                     REGISTRATION NO. 333-16243
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                               Amendment No. 1
                                      to


                                    Form S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                           FIRST AMERICAN CORPORATION
               (Exact name of registrant as specified in charter)



      Tennessee                         6712                     62-079975
  (State or other                (Primary Standard            (I.R.S. Employer
   jurisdiction                      Industrial               Identification
  of incorporation                 Classification                 Number)
  or organization)                   Code Number)



                              First American Center
                         Nashville, Tennessee 37237-0700
                                 (615) 748-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Martin E. Simmons, Esq.
     Executive Vice President -- Administration, General Counsel, Secretary,
                         and Principal Financial Officer
                           First American Corporation
                              First American Center
                         Nashville, Tennessee 37237-0606
                                 (615) 748-2049
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ------------
                                   Copies to:
     Mary Neil Price, Esq.                              Kathryn Reed Edge, Esq.
First American Corporation                                 Miller & Martin
 721 First American Center                          Suite 1225, SunTrust Center
    Nashville, TN 37237                                   424 Church Street
       (615) 736-6735                                    Nashville, TN 37219
                                                            (615) 244-3119
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         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As
soon as practicable after the effective date of the Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

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        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further statement which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a), may determine.

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